                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.   20549

                          ______________

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 30, 1996
                                                _________________


             CENTRAL VERMONT PUBLIC SERVICE CORPORATION
_________________________________________________________________
       (Exact name of registrant as specified in its charter)


     Vermont                  1-8222          03-0111290
_________________________________________________________________
(State of other jurisdic-  (Commission      (IRS Employer
 tion of incorporation)     File Number)     Identification No.)


   77 Grove Street, Rutland, Vermont                    05701
_________________________________________________________________
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (802) 773-2711
_________________________________________________________________

                              N/A
_________________________________________________________________
(Former name or former address, if changed since last report)


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Item 5.  Other Events.
         ____________
     Millstone Unit #3
     _________________

     The Company owns a 1.7303% joint-ownership interest in the Millstone Unit #3 (Unit #3) of the Millstone Power Station operated by Northeast Utilities (NU).

     On March 30, 1996, Unit #3 was shut down by the licensee following an engineering evaluation which determined that four safety-related valves would not be able to perform their design function during certain assumed events.

     The Nuclear Regulatory Commission (NRC), by letter dated April 4, 1996, ordered NU to submit, no later than seven days prior to the restart of Unit #3, information describing the actions taken to ensure that future operation of Unit #3 will be conducted in accordance with the terms and conditions of its operating license, NRC regulations and the plant's Updated Final Safety Analysis Report. The letter also requires that certain specific technical issues be resolved to the NRC's satisfaction prior to restarting Unit #3. This letter supersedes, with regard to Unit #3, an earlier letter dated March 7, 1996 described in the Company's 1995 Form 10-K at Item 1. Business-Power Resources. The most recent letter also indicates that since the March 7, 1996 letter, the NRC has identified programmatic issues and design deficiencies at Unit #3 that are similar in nature to two of NU's other nuclear units which are currently not operating.

     The Company cannot, at this time, predict the duration of the process for NU to prepare the necessary response to the NRC, the NRC's reaction to the response or the expected date that Unit
#3 will return to service.

     While Unit #3 is out of service, the Company will incur incremental replacement power costs estimated at $250,000 to $350,000 per month.

                           SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



             CENTRAL VERMONT PUBLIC SERVICE CORPORATION



             BY           JAMES M. PENNINGTON
                _______________________________________
                  James M. Pennington, Controller and
                   Principal Accounting Officer





April 10, 1996